Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into Amendment No. 2 to the Registration Statement on Form S-11 filed on May 27, 2016 by Redwood Mortgage Investors IX, LLC (the “Registration Statement”) of our report dated March 31, 2015 accompanying the financial statements of Redwood Mortgage Investors IX, LLC as of and for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in the prospectus contained in the Registration Statement.

/s/ Armanino LLP
Armanino LLP
San Ramon, California
May 27, 2016